UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
Form 8-K
_____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

ADVANSIX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-37774 (Commission File Number)	81-2525089 (I.R.S. Employer Identification No.)
300 Kimball Drive, Suite 101
Parsippany, New Jersey 07054
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 526-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASIX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dana O’Brien and Daryl Roberts as Directors of the Company

On September 2, 2025, the Board of Directors (the “Board”) of AdvanSix Inc. (the “Company”) appointed Dana O’Brien and Daryl Roberts to the Board, effective immediately. Ms. O’Brien was also appointed to serve on the Nominating and Governance Committee and the Compensation and Leadership Development Committee (“C&LD Committee”) of the Board. Mr. Roberts was also appointed to serve on the Health, Safety and Environmental Committee and the C&LD Committee of the Board. Each of Ms. O’Brien and Mr. Roberts qualifies as independent under the listing standards of the New York Stock Exchange (“NYSE”) and the Company’s Corporate Governance Guidelines. The appointment of Ms. O’Brien and Mr. Roberts increases the size of the Board to nine members with eight members qualifying as independent under the NYSE listing standards.

Ms. O’Brien served as Senior Vice President and Chief Legal Officer of Olin Corporation (“Olin”), a manufacturer of chemical products, from November 2021 through February 28, 2025, and then served as Special Advisor to the CEO until her retirement on July 31, 2025. She also served as Secretary of Olin from November 2021 through April 2024. Prior to joining Olin, Ms. O’Brien had served as Senior Vice President and General Counsel at The Brink’s Company, an NYSE listed company that is a leading global provider of cash and valuables management, digital retail solutions, and ATM managed services, from April 2019 to November 2021. Prior to that, Ms. O’Brien served as Senior Vice President and General Counsel of CenterPoint Energy, a Fortune 500, NYSE-listed company that provides electric transmission and distribution, natural gas distribution, and energy services operations from May 2014 until March 2019. From 2007 to 2014, Ms. O’Brien served as Chief Legal Officer and Chief Compliance Officer for CEVA Logistics, plc., a global provider of contract logistics and freight forwarding services located in the Netherlands and publicly traded on the SIX Swiss Exchange in Switzerland. Prior to that, between 2005 and 2007, she served as General Counsel, Chief Compliance Officer and Secretary of EGL, Inc., which was acquired by CEVA Logistics. Ms. O’Brien also previously served as Associate General Counsel, from 1999 to 2000, and as Vice President, Secretary and General Counsel, from 2001 to 2005 of Quanta Services, Inc., a NYSE-listed construction and service provider to the energy and utility industries. Ms. O’Brien brings to the Board extensive experience with public company governance, regulatory and compliance, senior leadership, and business strategy, having served as general counsel of multiple public companies.

Mr. Roberts has served as Senior Vice President and Chief Operations and Engineering Officer of DuPont de Nemours Inc. since 2018. From 2015 through 2018, he served as Vice President, Manufacturing, Technology and Regulatory Services and, from 2012 through 2015, as Senior Director, Manufacturing and Regulatory Services of Arkema S.A. From 1998 through 2012, he served in various manufacturing, health and safety, operations and engineering positions at Arkema S.A. Mr. Roberts' qualifications to serve on the Board include his executive experience in the global manufacturing industry. He also brings to the Board relevant experience in engineering, manufacturing, operations, regulatory and health and safety. Through his roles in the manufacturing industry, he also has experience managing compliance, regulatory and public policy matters.

There are no arrangements or understandings between each of Ms. O’Brien and Mr. Roberts and any other persons in connection with their respective appointments. Neither Ms. O’Brien nor Mr. Roberts have any family relationships with any executive officer or director of the Company, and neither is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of Ms. O’Brien and Mr. Roberts will receive compensation as a non-employee director in accordance with the non-employee director compensation practices described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 29, 2025.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated September 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2025

AdvanSix Inc.

By:	/s/ Achilles B. Kintiroglou
Name:	Achilles B. Kintiroglou
Title:	Senior Vice President, General Counsel and Corporate Secretary